CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-249319 and 333-231143), Form S-3 (Nos. 333-226650, 333-244367 and 333-252587) and Form S-8 (Nos. 333-219158, 333-224785, 333-230592 and 333-237480) of Aileron Therapeutics, Inc. of our report dated March 24, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 24, 2021